Exhibit 99.1

2015 ANNUAL MEETING FINAL CERTIFIED VOTE TABULATION

Annual Meeting Date: June 2, 2015 / Record Date: April 8, 2015

Eligible Class A Votes:	49,080,114	Class A Quorum Total:	38,884,697	79.23%

Eligible Class B Votes:	1,001,714	Class B Quorum Total:	1,001,714	100.00%

Total Class A & Class B:	50,081,828	Class A & B Quorum Total:	39,886,411	79.64%

PROPOSAL NO. 1

THE ELECTION OF CLASS A MEMBERS OF THE BOARD OF DIRECTORS:

Number of Class A shares outstanding as of the Record Date: 49,080,114

PROPOSAL #1 (CLASS A DIRECTORS)	IN PERSON	BY PROXY	TOTAL

FOR:
Dr. E. Dean Gage	—	7,215,936	7,215,936
Steven F. Shelton	—	6,835,004	6,835,004
Timothy T. Timmerman	—	6,712,514	6,712,514
Dr. Robert B. Sloan, Jr.	—	7,337,343	7,337,343

WITHHELD:
Dr. E. Dean Gage	—	150,811	150,811
Steven F. Shelton	—	35,446	35,446
Timothy T. Timmerman	—	151,095	151,095
Dr. Robert B. Sloan, Jr.	—	34,518	34,518

ABSTAIN:
Dr. E. Dean Gage	—	4,116,673	4,116,673
Steven F. Shelton	—	4,612,970	4,612,970
Timothy T. Timmerman	—	4,619,811	4,619,811
Dr. Robert B. Sloan, Jr.	—	4,111,559	4,111,559

NON-VOTES:
Dr. E. Dean Gage	—	3,085,695	3,085,695
Steven F. Shelton	—	3,085,695	3,085,695
Timothy T. Timmerman	—	3,085,695	3,085,695
Dr. Robert B. Sloan, Jr.	—	3,085,695	3,085,695

UNCAST:
Dr. E. Dean Gage	—	24,315,582	24,315,582
Steven F. Shelton	—	24,315,582	24,315,582
Timothy T. Timmerman	—	24,315,582	24,315,582
Dr. Robert B. Sloan, Jr.	—	24,315,582	24,315,582

THE ELECTION OF CLASS B MEMBERS OF THE BOARD OF DIRECTORS:

Number of Class B shares outstanding as of the Record Date: 1,001,714

PROPOSAL #1 (CLASS B DIRECTORS)	IN PERSON	BY PROXY	TOTAL
FOR:
Harold E. Riley	1,001,714	—	1,001,714
Rick D. Riley	1,001,714	—	1,001,714
Dottie S. Riley	1,001,714	—	1,001,714
Dr. Terry S. Maness	1,001,714	—	1,001,714
Grant G. Teaff	1,001,714	—	1,001,714

WITHHELD:	—	—	—

ABSTAIN:	—	—	—

NON-VOTES:	—	—	—

UNCAST:	—	—	—

PROPOSAL NO. 2

TO APPROVE A NON-BINDING ADVISORY RESOLUTION REGARDING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT:

PROPOSAL #2	IN PERSON	BY PROXY	TOTAL

FOR:	1,001,714	7,273,535	8,275,249

AGAINST:	—	64,900	64,900

ABSTAIN:	—	4,144,810	4,144,810

NON-VOTES:	—	3,085,695	3,085,695

UNCAST:	—	24,315,757	24,315,757

PROPOSAL NO. 3

TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITOR:

PROPOSAL #3	IN PERSON	BY PROXY	TOTAL

FOR:	1,001,714	10,453,950	11,455,664

AGAINST:	—	11,398	11,398

ABSTAIN:	—	4,103,592	4,103,592

NON-VOTES:	—	—	—

UNCAST:	—	24,315,757	24,315,757